EXHIBIT 99.3




                               EXECUTIVE RISK INC.
                                    BOX 2002
                        SIMSBURY, CONNECTICUT 06070-7683

                                      PROXY

                         SPECIAL MEETING - JULY 19, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder hereby appoints Stephen J. Sills, Robert H. Kullas and Robert V. Deutsch, and each of them, the proxies and attorneys of the undersigned to vote all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Executive Risk Inc., (the "Special Meeting"), or any adjournments thereof, upon the matter described on the reverse hereof, in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

     The Board of Directors of the Company has unanimously approved the Agreement and Plan of Merger (as described in the accompanying Proxy Statement/Prospectus) and recommends that holders of Common Stock vote for approval and adoption of the Agreement and Plan of Merger.

     Pursuant to the recommendation of the Board of Directors, this proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

 (continued, and to be dated and signed, on the reverse side.)
                                        EXECUTIVE RISK INC.
                                        P.O. BOX 11409
                                        NEW YORK, NY 10203-0409

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          The Board of Directors Recommends A Vote "FOR" The Following Proposal:

     1. To approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of June 16, 1999, among Executive Risk Inc., The Chubb Corporation and Excallbur Acquisition Inc., a wholly owned subsidiary of Chubb Corporation.

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

          FOR |_|            AGAINST |_|            ABSTAIN |_|


                                                  Change of Address and/or
                                                  Comments Mark Here        |_|

                                   Please sign exactly as name appears to the left. Please sign in full corporate name by President or other authorized officer.

                                   Dated: _______________________________,  1999


                                   ------------------------------------------
                                                  (Signature)

                                   Votes must be indicated

                                   PLEASE MARK, SIGN, AND MAIL PROMPTLY